STOCKHOLDER LOCK-UP AGREEMENT

This Stockholder Lock-Up Agreement (the “Agreement”) is made effective as of the 19th day of April, 2007, by and among Trulite, Inc., a Delaware corporation (the “Company”), and Andrew J. Nielson (the “Stockholder”).

R E C I T A L S

WHEREAS, the Stockholder owns 1,120,745 shares of the Company’s Common Stock, $0.0001 par value (“Common Stock”), which represents a substantial equity interest in the Company; and

WHEREAS, the Company anticipates raising additional equity investments in the Company in the future; and

WHEREAS, in order to induce future investors in the Company (“Investors”) to invest funds in the Company, the Stockholder and the Company hereby agree that this Agreement shall govern the rights of the Stockholder to enter into transactions with respect to the equity securities of the Company as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

T E R M S
1.  Lock-Up Agreement.

(a)  The Stockholder may sell up to 100,000 shares of Common Stock during the period ending April 25, 2007.

(b)  The Stockholder hereby agrees that it will not except as specifically provided herein, without the prior written consent of the Company, during the period commencing on the date hereof and ending on April 19, 2008 (the “Term”), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Stockholder or are hereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The Investors are intended third-party beneficiaries of this Section 1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Stockholder further agrees to execute such agreements as may be reasonably requested by the Company, that are consistent with this Section 1 or that are necessary to give further effect thereto.

(c)  In order to enforce the covenant set forth in Section 1(b), the Company may impose stop-transfer instructions with respect to the Common Stock of the Stockholder until the end of such period.

(d)  The Stockholder agrees that a legend reading substantially as follows shall be placed on all certificates representing all equity securities of the Stockholder other than shares of Common Stock to be sold pursuant to Section 1(a):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD ENDING APRIL 19, 2008, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

(e)  Notwithstanding the foregoing:

(i)  The Stockholder may during the Term sell to Eric Ladd up to 473,968 shares of Common Stock in connection with exercise of the option held by Eric Ladd to purchase such shares (the “Option”);

(ii)  During each 30 day period during the Term beginning on the 19th day of each month beginning July 19, 2007 (each a “30 Day Window Period”), the Stockholder may sell up to 20,000 shares of Common Stock. Additionally, if the Stockholder sells less than 20,000 shares of Common Stock during a 30 Day Window Period he may sell up to (and no more than ) 20,000 of such unsold shares of Common Stock during the remainder of the Term (even to the extent such sales would cause total sales of Common Stock in a 30 Day Window Period to exceed 20,000 shares. The maximum number of shares of Common Stock that may be sold by the Stockholder during any 30 Day Window Period is 40,000;

(iii)  Except for (A) the Company’s agreement to permit Eric Ladd to sell up to 5% of the shares of the Company’s Common Stock purchased by him upon exercise of the Option, or (B) the Company’s agreement with its stockholders, including Kevin Shurtleff, to sell Common Stock covered by the Company’s Registration Statement on Form SB-2 that was declared effective February 9, 2007, if after the date hereof, the Company releases any other stockholder of the Company from the restrictions contained in Section 1 of the Lock-Up Agreement dated as of March 31, 2006 between such stockholder and the Company, the restrictions contained in this Section 1 shall lapse immediately.

2.  Warrant. Concurrently with approval by the Company’s Board of Directors of the issuance of the Warrant (hereafter defined), the Company will execute and deliver to the Stockholder a Warrant in the form of Exhibit A attached hereto (the “Warrant”). If during the Term, the Company files with the Securities and Exchange Commission a registration statement registering the resale of securities purchased by Investors from the Company, the Company will provide the Stockholder the opportunity to include in such registration statement the resale of the shares of Common Stock underlying the Warrant, provided that the Stockholder agrees to provide such documentation in connection therewith as may be reasonably requested by the Company.

3.  Financing. During the Term, the Company will provide the Stockholder with five (5) days advance written notice of a proposed issuance by the Company to Investors of equity securities for cash, which notice shall include a description of the terms under which such equity securities will be issued, and will afford the Stockholder the opportunity to purchase such equity securities in an amount up to 50% of the number of equity securities offered to such Investors on the same terms provided to the Investors at the same closing at which Investors purchase the equity securities purchased by them.

4.  Rule 144. During the Term, at the request of the Stockholder the Company will cooperate with the Stockholder and the Company’s transfer agent to assist the Stockholder in making sales of Common Stock that are permitted under this Agreement so that such sales qualify under Rule 144 under the Securities Act.

5.  Miscellaneous.

(a)  Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)  Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

(c)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth in the record books of the Company (or at such other addresses as shall be specified by notice given in accordance with this Section 5(e)).

(f)  Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Stockholder.

(g)  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stockholder Lock-Up Agreement effective as of the date first above written.

COMPANY:

Trulite, Inc. (a Delaware corporation)

By:	/s/ Jonathan Godshall
Jonathan Godshall, President
Address: 5 Houston Center 1401 McKinney Street, Suite 900 Houston, TX 77010-4035

STOCKHOLDER:
Date:	/s/ Andrew Nielson
Andrew Nielson
Address:

EXHIBIT A

WARRANT

EXHIBIT A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED.

Date of Issuance	Void after
April __, 2007	April __, 2009

TRULITE, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Warrant is issued to Andrew J. Nielson or his assigns (the “Holder”) by Trulite, Inc., a Delaware corporation (the “Company”).

1.  Purchase of Shares.

(a)  Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to one hundred twenty thousand (120,000) fully paid and nonassessable shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

(b)  Exercise Price. The exercise price for the shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be One Dollar and Fifty Cents ($1.50) per share (the “Exercise Price”). The Shares and the Exercise Price shall be subject to adjustment pursuant to Section 9 hereof.

2.  Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m. CDT on April __, 2009 (the “Exercise Period”); provided, however, that this Warrant shall no longer be exercisable and become null and void upon the consummation of any “Termination Event” defined as (a) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (b) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of Company’ Common Stock immediately prior to such merger or consolidation continue to hold at least 50% of the equity interest of the Company or the surviving or acquiring entity), (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold more than 50% of the outstanding Common Stock of the Company, or (d) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Termination Event if its sole purpose is to change the state of the Company’s organization or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction.

3.  Method of Exercise.

(a)  While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i)  the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii)  the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

(b)  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.

(c)  As soon as practicable after the exercise of this Warrant in whole or in part the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)  a certificate or certificates for the number of Shares to which such Holder shall be entitled, and

(ii)  in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

4.  Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a)  Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)  Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company. The Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

(c)  Valid Issuance of Common Stock. The Shares, when issued, sold, and delivered in accordance with the terms of the Warrants for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holders in this Warrant, will be issued in compliance with all applicable federal and state securities laws.

5.  Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a)  Authorization. Holder represents that he has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)  Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Warrant and the Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c)  Disclosure of Information. The Holder acknowledges that he has received all the information he considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d)  Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Securities.

(e)  Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act.

(f)  Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Holder represents that he is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

(g)  Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant, including, without limitation, this Section 5 and:

(i)  there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)  the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances; or

(iii)  if other than an individual, the Holder shall not make any disposition to any of the Company’s competitors as such is reasonably in good faith determined by the Company.

(h)  Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

6.  Covenants of the Company.

(a)  Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and stock dividends) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b)  Covenants as to Exercise of Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

7.  Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)  Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)  Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c)  Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8.  Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

9.  Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company Holder hereof and their respective successors and assigns.

10.  Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

11.  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 11):

If to the Company:

Trulite, Inc.
5 Houston Center
1401 McKinney Street, Suite 900
Houston, TX 77010-4035
Attention: Jonathan Godshall

If to Holder:

Andrew Nielson
___________________________
___________________________
Attention: __________________

12.  Finder’s Fee. Each party represents that it neither is or will be obligated for any finder’s fee or commission in connection with this transaction. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

13.  Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

14.  Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders of rights to purchase a majority of the Shares originally issuable pursuant to this Warrant.

15.  Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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EXHIBIT A

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: Trulite, Inc. (a Delaware corporation)

By:
Jonathan Godshall, President

Address: 5 Houston Center 1401 McKinney Street, Suite 900 Houston, TX 77010-4035

ACKNOWLEDGED AND AGREED:

HOLDER:

________________________________
Andrew Nielson

Address: _______________________ _______________________

EXHIBIT A
NOTICE OF EXERCISE

Trulite, Inc.
Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:
_____________ shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Shares in full, together with all applicable transfer taxes, if any.

The undersigned hereby represents and warrants that Representations and Warranties in Section 5 hereof are true and correct as of the date hereof.

HOLDER:

Date: ___________________	By:

Address: ________________________________________________ ________________________________________________ ________________________________________________

Name in which Shares should be registered:
________________________________________

EXHIBIT A

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: ___________________________________________________________________________________
(Please Print)

Address: _________________________________________________________________________________
(Please Print)

Dated: ________________________

Holder’s Signature: ________________________

Holder’s Address: ________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.